SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 11, 2005

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-3274	Florida Power Corporation d/b/a Progress Energy Florida, Inc. 100 Central Avenue St. Petersburg, Florida 33701 Telephone: (727) 820-5151	59-0247770

State of Incorporation: Florida

The address of the registrant has not changed since the last report.

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

     (a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated May 11, 2005, by and among the Registrant and Barclays Capital Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters, in connection with the offering of $300,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 4.50% Series due 2010, registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-103974). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.

     (b) FORTY-FIFTH SUPPLEMENTAL INDENTURE. The Registrant has entered into a Forty-Fifth Supplemental Indenture, dated as of May 1, 2005, to its Indenture, dated January 1, 1944, as supplemented, (the “Mortgage”), with JPMorgan Chase Bank, N.A., as successor Trustee, in connection with the issuance of the Registrant’s First Mortgage Bonds, 4.50% Series due 2010. A copy of the Forty-Fifth Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
1	Underwriting Agreement, dated May 11, 2005, by and among the Registrant and Barclays Capital Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters.

4	Forty-Fifth Supplemental Indenture, dated as of May 1, 2005, to the Registrant’s Indenture, dated January 1, 1944, as supplemented, with JPMorgan Chase Bank, N.A., as successor Trustee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA POWER CORPORATION d/b/a
PROGRESS ENERGY FLORIDA, INC.

Registrant

	By:	/s/ Geoffrey S. Chatas

Geoffrey S. Chatas
Executive Vice President and
Chief Financial Officer

Date: May 16, 2005